                                                                      Exhibit 15

                          Nuveen Investment Trust II

                       Plan of Distribution and Service
                            Pursuant to Rule 12b-1

                                                                   July 24, 1997

     Whereas, Nuveen Investment Trust II, a Massachusetts business trust (the "Fund"), engages in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the "Act");

     Whereas, the Fund employs John Nuveen & Co. Incorporated (the "Distributor") as distributor of the shares of the Fund (the "Shares") pursuant to a Distribution Agreement dated as of July 24, 1997;

     Whereas, the Fund is authorized to issue Shares in four different classes ("Classes"): Class A, Class B, Class C and Class R.

     Whereas, the Fund desires to adopt a Plan of Distribution and Service pursuant to Rule 12b-1 under the Act ("Rule 12b-1"), and the Board of Trustees of the Fund has determined that there is a reasonable likelihood that adoption of this Plan of Distribution and Service will benefit the Fund and its shareholders;

     Whereas, the Fund has adopted a Multiple Class Plan Pursuant to Rule 18f-3 (the "Rule 18f-3 Plan") to enable the various Classes of Shares to be granted different rights and privileges and to bear different expenses, and has an effective registration statement on file with the SEC containing a Prospectus describing such Classes of Shares;

     Whereas, as described in the Rule 18f-3 Plan, the purchase of Class A Shares is generally subject to an up-front sales charge, as set forth in the Fund's Prospectus and Statement of Additional Information, and the purchase of Class B and Class C Shares will not be subject to an up-front sales charge, but in lieu thereof the Class B Shares will be subject to an asset-based distribution fee (and a declining contingent deferred sales charge) and Class C Shares will be subject to an asset-based distribution fee (and a one-year contingent deferred sales charge), as described in the Prospectus for the Shares; and

     Whereas, Shares representing an investment in Class B will automatically convert to Class A Shares 8 years after the investment, as described in the Prospectus for the Shares;

     Now, Therefore, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Plan of Distribution and Service (the "Plan") in accordance with Rule 12b-1, on the following terms and conditions:

 1. (a) The Fund is authorized to compensate the Distributor for services performed and expenses incurred by the Distributor in connection with the distribution of Shares of Class A, Class B and Class C of the Fund and the servicing of accounts holding such Shares.

     (b) The amount of such compensation paid during any one year shall consist

          (i) with respect to Class A Shares of a Service Fee not to exceed .25 % of average daily net assets of the Class A Shares of the Fund;

          (ii) with respect to Class B Shares of a Service Fee not to exceed .25% of average daily net assets of the Class B Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class B Shares of the Fund; and

          (iii) with respect to Class C Shares of a Service Fee not to exceed .25% of average daily net assets of the Class C Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class C Shares of the Fund.

          Such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees may determine.

     (c) With respect to Class A Shares, the Distributor shall pay any Service Fees it receives under the Plan for which a particular underwriter, dealer, broker, bank or selling entity having a Dealer Agreement in effect ("Authorized Dealer", which may include the Distributor) is the dealer of record to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment. The Distributor may retain any Service Fees not so paid.

     (d)  With respect to the Class B Shares, the Distributor:

          (i) shall retain the Distribution Fee to compensate it for costs associated with the distribution of the Class B Shares, including the payment of broker commissions to Authorized Dealers (which may include the Distributor)
                 who were the dealer of record with respect to the purchase of those shares; and

          (ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class B Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

          The Distributor may retain any Distribution or Service Fees not so paid.

     (e)  With respect to the Class C Shares, the Distributor:

          (i) shall pay the Distribution Fee it receives under the Plan with respect to Class C Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

          (ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class B Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

          The Distributor may retain any Distribution or Service Fees not so paid.

     (f) Services for which such Authorized Dealers may receive Service Fee payments include any or all of the following: maintaining account records for shareholders who beneficially own Shares; answering inquiries relating to the shareholders' accounts, the policies of the Fund and the performance of their investment; providing assistance and handling

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transmission of funds in connection with purchase, redemption and exchange orders for Shares; providing assistance in connection with changing account setups and enrolling in various optional fund services; producing and disseminating shareholder communications or servicing materials; the ordinary or capital expenses, such as equipment, rent, fixtures, salaries, bonuses, reporting and recordkeeping and third party consultancy or similar expenses, relating to any activity for which payment is authorized by the Board; and the financing of any other activity for which payment is authorized by the Board.

          (g) Payments of Distribution or Service Fees to any organization as of any quarter-end will not exceed the appropriate amount based on the annual percentages set forth in subparagraphs (c), (d) and (e) above, based on average net assets of accounts for which such organization appeared on the records of the Fund and/or its transfer agent as the organization of record during the preceding quarter.

     2. This Plan shall not take effect until the Plan, together with any related agreement(s), has been approved by votes of a majority of both (a) the Board of Trustees of the Fund, and (b) those Trustees of the Fund who are not "interested persons" of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related Agreement(s).

     3. This Plan shall remain in effect until August 1, 1997, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 2.

     4. The Distributor shall provide to the Board of Trustees of the Fund and the Board shall review, at least quarterly, a written report of distribution-and service-related activities, Distribution Fees, Service Fees, and the purposes for which such activities were performed and expenses incurred.

     5. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority (as defined in the Act) of the outstanding voting Shares of the Fund.

     6. This Plan may not be amended to increase materially the amount of compensation payable by the Fund with respect to Class A, Class B or Class C Shares under paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting Shares of that Class of Shares. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 2 hereof.

                                      -4-
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     7.    While this Plan is in effect, the selection and nomination of the
Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Trustees who are not such interested persons.

     8. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

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

                           Nuveen Investment Trust II

                              Multiple Class Plan

                         Adopted Pursuant to Rule 18f-3

     Whereas, Nuveen Investment Trust II, a Massachusetts business trust (the "Fund"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     Whereas, the Fund is authorized to and does issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (the Fund's series together with all other such series subsequently established by a Fund being referred to herein individually as a "Series" and collectively as the "Series");

     Whereas, the Fund is authorized to and has divided the shares of each Series into four classes, designated as Class A Shares, Class B Shares, Class C Shares and Class R Shares; and

     Whereas, the Board of the Fund as a whole, and the Trustees who are not interested persons of the Fund (as defined in the Act) (the "Non-Interested Members"), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the "Plan"), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Fund as a whole.

     Now, Therefore, the Fund hereby adopts this Plan, effective the date hereof, in accordance with Rule 18f-3 under the Act:

          Section 1. Class Differences. Each class of shares of a Series shall represent interests in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to:
(i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the prospectus and statement of additional information of each Series, as the same may be amended or supplemented from time to time (each a "Prospectus" and "SAI" and collectively, the "Prospectus" and "SAI"); (iv) the designation of each class of shares; and (v) conversion features.

          Section 2. Distribution and Service Arrangements; Conversion Features. Class A Shares, Class B Shares, Class C Shares and Class R Shares of each Fund shall differ in the manner in which such shares are distributed and in the services provided to shareholders of each such class as follows:

            (a)  Class A Shares:

                  (i) Class A Shares shall be sold at net asset value subject to a front-end sales charge set forth in the Prospectus and SAI;

                  (ii) Class A Shares shall be subject to an annual service fee ("Service Fee") pursuant to a Plan of Distribution and Service Pursuant to Rule 12b-1 (the "12b-1 Plan") not to exceed 0.25 of 1% of the average daily net assets of the Series allocable to Class A Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders; and

                  (iii) Class A Shares shall not be subject to a Distribution Fee (as hereinafter defined);

                  (iv) As described in the Prospectus and SAI, certain Class A shares redeemed within 18 months of purchase shall be subject to a contingent deferred sales charge ("CDSC") of 1% of the lower of (a) the net asset value of Class A Shares at the time of purchase or (b) the net asset value of Class A Shares at the time of redemption, as set forth in the Prospectus and SAI; and

                  (v) Class A Shares may be offered from time to time at net asset value without a front-end sales load, the terms and conditions of such offer will be described in the Fund's Prospectus or supplement thereto. If the Class A Shares are sold on a load-waived basis, such Class A Shares redeemed within 24 months of purchase shall be subject to a CDSC of 2% of the lower of the purchase price or redemption proceeds, as described in the Prospectus or supplement thereto.

            (b)  Class B Shares:

                  (i) Class B Shares shall be sold at net asset value without a front-end sales charge;

                  (ii) Class B Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.25 of 1% of average daily net assets of the Series allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                  (iii) Class B Shares shall be subject to an annual distribution fee ("Distribution Fee") pursuant to the 12b-1 Plan not to exceed 0.75 of 1% of average daily net assets of the Series allocable to Class B Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse John Nuveen & Co. Incorporated, the Funds' distributor, for certain expenses and for providing compensation to certain authorized dealers;

                  (iv) Class B Shares redeemed within 6 years of purchase shall be subject to a CDSC described below of the lower of (a) the net asset value of Class B Shares at the time of purchase or (b) the net asset value of Class B Shares at the time of redemption, as set forth in the Prospectus and SAI; and

                          Years Since Purchase
                           of Class B Shares                    CDSC
                                  0-1                            5%
                                  1-2                            4%
                                  2-3                            4%
                                  3-4                            3%
                                  4-5                            2%
                                  5-6                            1%
                                   6+                            0%

                  (v) Class B Shares will automatically convert to Class A Shares eight years after purchase, as set forth in the Prospectus and SAI.

            (c)  Class C Shares:

                  (i) Class C Shares shall be sold at net asset value without a front-end sales charge;

                  (ii) Class C Shares shall be subject to a Service Fee pursuant to the 12b-1 Plan not to exceed 0.25 of 1% of average daily net assets of the Series allocable to Class C Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders;

                  (iii) Class C Shares shall be subject to a Distribution Fee pursuant to the 12b-1 Plan not to exceed 0.75 of 1% of average daily net assets of the Series allocable to Class C Shares, which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse John Nuveen & Co. Incorporated, the Funds' distributor, for certain expenses and for providing compensation to certain authorized dealers; and

                  (iv) Class C Shares redeemed within 12 months of purchase shall be subject to a CDSC of 1% of the lower of (a) the net asset value of Class C Shares at the time of purchase or (b) the net asset value of Class C Shares at the time of redemption, as set forth in the Prospectus and SAI.

            (d)  Class R Shares:

                  (i) Class R Shares shall be sold at net asset value without a front-end sales charge;

                  (ii) Class R Shares shall not be subject to a Service Fee; and

                  (iii) Class R Shares shall not be subject to a Distribution Fee.

          Section 3.  Allocation of Income, Expenses, Gains and Losses.

     (a) Investment Income, and Realized and Unrealized Gains and Losses. The daily investment income, and realized and unrealized gains and losses, of a Series will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

     (b) Series Level Expenses. Expenses that are attributable to a Series, but not a particular class thereof ("Series level expenses"), will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions. Series level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Series that are not "class level expenses" (as defined below) shall be Series level expenses, including but not limited to transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

     (c) Class Level Expenses. Expenses that are directly attributable to a particular class of shares, including the expenses relating to the distribution of a class' shares, or to services provided to the shareholders of a class, as set forth in Section 2 of this Plan, will be incurred by that class of shares. Class level expenses include expenses for services that are unique to a class of shares in either form or amount. "Class level expenses" shall include, but not be limited to, 12b-1 Service Fees, 12b-1 Distribution Fees, expenses associated with the addition of share classes to a Fund (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a specific class of shares, directors' fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

     (d) Fee Waivers and Expense Reimbursements. On a daily basis, if the Series level expenses and the class level expenses (not including 12b-1 plan payments) exceed the daily expense cap for the Series, an appropriate waiver/reimbursement will be made to the Series. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding Service Fees and Distribution
Fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class' relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day's capital share transactions.

          Section 4. Exchange Privilege. Shares of a class of a Series may be exchanged only for shares of the same class of another Series, except as otherwise set forth in the Prospectus and SAI.

          Section 5.  Term and Termination.

     (a) The Series. This Plan shall become effective with respect to each Series on the date hereof, and shall continue in effect with respect to such Class A, Class B, Class C and Class R Shares of each such Series until terminated in accordance with the provisions of Section 5(c) hereof.

     (b) Additional Series or Classes. This Plan shall become effective with respect to any class of shares of a Series other than Class A, Class B, Class C or Class R and with respect to each additional Series or class thereof established by a Fund after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional Series or class by votes of a majority of both (i) the members of the Board of a Fund, as a whole, and (ii) the Non-Interested Members, cast at a meeting held before the initial public offering of such additional Series or classes thereof), and shall continue in effect with respect to each such additional Series or class until terminated in accordance with provisions of
Section 5(c) hereof. An addendum setting forth such specific and different terms of such additional series or classes shall be attached to or made part of this Plan.

     (c) Termination. This Plan may be terminated at any time with respect to any Fund or any Series or class thereof, as the case may be, by vote of a majority of both the members of the Board of a Fund, as a whole, and the Non-Interested Members. The Plan may remain in effect with respect to a particular Fund or any Series or class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other Fund or Series or class thereof.

          Section 6. Subsequent Funds. The parties hereto intend that any open-end investment company established subsequent to the date set forth below for which Nuveen Institutional Advisory Corp. acts as investment adviser (each a "Future Fund"), will be covered by the terms and conditions of this Plan, provided that the Board of such Future Fund as a whole, and the Non-Interested Members of such Future Fund, after having been furnished and having evaluated information reasonably necessary to evaluate the Plan, have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series of such Future Fund individually, and each Series of such Future Fund and such Future Fund as a whole.

          Section 7.  Amendments.

     (a) General. Except as set forth below, any material amendment to this Plan affecting a Fund or Series or class thereof shall require the affirmative vote of a majority of both the members of the Board of that Fund, as a whole, and the Non-Interested Members that the amendment is in the best interests of each class of each Series individually and each Series as a whole.

     (b) Future Funds. Any amendment to the Plan solely for the purpose of adding a Future Fund as a party hereto in accordance with Section 6, will not require any action by the Boards of the Funds.

Dated:  July 24, 1997

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